EXHIBIT 99.1

First Data Reports Third Quarter 2018 Financial Results
and Revises Full Year Guidance

•	Total segment revenue of $2,158 million, up 4% reported(a), up 3% on a comparable accounting basis(b), up 5% on an organic constant currency basis(c)

•	Consolidated revenue of $2,369 million, impacted by the adoption of ASC 606

•	Net income attributable to First Data diluted EPS of $0.42

•	Adjusted diluted EPS of $0.35, includes $0.02 of adverse foreign exchange

•	Total segment EBITDA of $815 million, up 4% reported(a), up 5% on a comparable accounting basis(b), up 7% on an organic constant currency basis(c)

•	Cash flow from operations of $671 million; free cash flow of $444 million

•	Total borrowings declined $862 million; net debt declined $855 million in quarter

•	$6 billion refinancing reduces annualized interest expense by approximately $90 million

•	Full year 2018 organic constant currency segment revenue and EBITDA growth guidance unchanged

•	Revising full year 2018 EPS guidance primarily to reflect recent adverse foreign currency movements

NEW YORK, October 29, 2018 - First Data Corporation (NYSE: FDC), a global leader in commerce-enabling technology, today reported financial results for the third quarter ended September 30, 2018.

“This was another quarter of strong operational execution and performance,” said First Data Chairman and CEO Frank Bisignano. “We generated solid top-line contributions from our core merchant acquiring and card issuance businesses as we ramped up new mandates and saw continued strong performance from high-growth businesses including ISV, Clover and our international markets. We also continued to take steps that will enhance our long-term performance by divesting non-core businesses and remain on track to achieve our leverage goals. Heading into the final months of 2018, we expect to close out our best year as a public company with good momentum into 2019 and beyond,” Bisignano added.

(a)
GAAP growth rate -- Consolidated revenue, segment revenue and segment EBITDA reflect New Reporting Standards, including the modified retrospective application of ASC 606 (the New Revenue Standard). See Form 8-K filed on April 16, 2018, for full description of the New Reporting Standards and their impact on 2017 results.

(b)	Non-GAAP growth rate -- Growth rate adjusted to retrospectively apply ASC 606 to the prior year period, providing a consistent basis of accounting to both periods.

(c)
Non-GAAP growth rate -- Organic constant currency growth (“Organic CC growth”) is defined as reported growth adjusted for the following: (1) excludes the impacts of year-over-year currency rate changes in the current period; (2) excludes the results of significant divestitures in the prior year period; (3) includes the results of significant acquisitions in the prior year period; and (4) is adjusted to retrospectively apply ASC 606 to the prior year period.

Total segment revenue was $2,158 million for the quarter, up 4% versus the prior year period on a reported basis(a), up 3% on a comparable accounting basis(b), or up 5% on an organic constant currency basis(c). Consolidated revenue for the third quarter was $2,369 million, impacted by the adoption of ASC 606.

Net income attributable to First Data for the third quarter of 2018 was $401 million, or $0.42 per diluted share, up 35% and 33%, respectively, from comparable figures in the third quarter of 2017 primarily driven by gains on divestitures of certain businesses during the quarter (see "Divestitures," below) and improved operating performance, partly offset by unfavorable foreign currency movements during the quarter.

Adjusted net income, which modifies net income for items such as gains/losses from divestitures, debt extinguishment charges, stock-based compensation, amortization of acquisition intangibles, restructuring costs, certain discrete tax items and other items, was $340 million, or $0.35 per diluted share, down 9% and 13%, respectively, from comparable figures in the third quarter of 2017. The decrease was primarily driven by a normalized adjusted effective tax rate in the current period and unfavorable foreign currency movements during the quarter, offset by improved operating results. Unfavorable year-over-year foreign currency movements negatively impacted adjusted net income per diluted share by $0.02 in the quarter.

Total segment earnings before interest, taxes, depreciation, and amortization (total segment EBITDA) in the third quarter of 2018 was $815 million, up 4% versus the prior year period on a reported basis(a), up 5% on a comparable accounting basis(b), or up 7% on an organic constant currency basis(c). Total segment EBITDA margin was 37.8%, up 50 basis points on a comparable accounting basis(b), or up 60 basis points on an organic constant currency basis(c).

Segment Results

Global Business Solutions (GBS)

Third quarter 2018 GBS segment revenue was $1,384 million, up 10% versus the prior year period on a reported basis(a), up 7% on a comparable accounting basis(b), or up 6% on an organic constant currency basis(c). Within geographic regions, North America revenue of $1,079 million was up 11% versus the prior year period on a reported basis(a), up 7% on a comparable accounting basis(b), or up 4% on an organic constant currency basis(c). Performance in North America reflected strong growth in the ISV and agent businesses within the Partner Solutions channel, combined with good growth in the Direct channel. The JV channel saw a modest revenue decline, roughly in line with its performance in the first half of the year. EMEA revenue was $180 million, up 8% on a reported basis(a), up 7% on a comparable accounting basis(b), or up 8% on an organic constant currency basis(c), driven by growth in the U.K. Latin America revenue was $76 million, up 7% on a reported basis(a), down

2% on a comparable accounting basis(b), or up 37% on an organic constant currency basis(c), driven by strong growth in Brazil and Argentina. APAC revenue was $49 million, up 12% on a reported basis(a), up 10% on a comparable accounting basis(b), or up 13% on an organic constant currency basis(c), driven by good growth in India.

Third quarter 2018 GBS segment EBITDA was $503 million up 8% versus the prior year period on a reported basis(a), up 8% on a comparable accounting basis(b), or up 10% on an organic constant currency basis(c). GBS Segment EBITDA margin was 36.3%, up 80 basis points on a comparable accounting basis(b), or up 110 basis points on an organic constant currency basis(c).

Global Financial Solutions (GFS)

Third quarter 2018 GFS segment revenue was $407 million, down 2% versus the prior year period on a reported basis(a), down 1% on a comparable accounting basis(b), or up 6% on an organic constant currency basis(c). Within geographic regions, North America revenue of $233 million was down 2% on a reported basis(a), down 1% on a comparable accounting basis(b), or up 4% on an organic constant currency basis(c), driven by strong new business, partly offset by recent long-term renewals. EMEA revenue was $114 million, down 6% versus the prior year period on a reported basis(a), down 5% on a comparable accounting basis(b), or up 1% on an organic constant currency basis(c), driven by new business in the U.K. and Germany, largely offset by the non-recurrence of software revenue in the prior year period. Latin America revenue was $33 million, up 2% versus the prior year period on a reported basis(a), up 2% on a comparable accounting basis(b), or up 23% on an organic constant currency basis(c), driven by growth in Argentina and Colombia. APAC revenue was $27 million, up 9% versus the prior year period on a reported basis(a), up 23% on a comparable accounting basis(b), or up 30% on an organic constant currency basis(c), driven by strong growth across the region.

Third quarter 2018 GFS segment EBITDA was $161 million, down 10% versus the prior year period on a reported basis(a), down 8% on a comparable accounting basis(b), or down 2% on an organic constant currency basis(c), primarily driven by added costs associated with ramping new deals. GFS Segment EBITDA margin was 39.6%, down 310 basis points on a comparable accounting basis(b), or down 370 basis points on an organic constant currency basis(c).

Network & Security Solutions (NSS)

Third quarter 2018 NSS segment revenue was $367 million, down 7% versus the prior year period on a reported basis(a), down 4% on a comparable accounting basis(b), or down 2% on an organic constant currency basis(c). Within NSS' primary businesses, EFT revenue grew mid-single digits in the quarter while Stored Value revenue declined high-single digits, but was up double digits excluding the impact of the previously disclosed non-renewal of a low-margin plastics contract.

Third quarter 2018 NSS segment EBITDA was $195 million, up 6% versus the prior year period on a reported, comparable accounting and organic constant currency basis(a)(b)(c), driven by improved revenue mix and focused management of fixed costs. NSS Segment EBITDA margin was 53.1%, up 500 basis points on a comparable accounting basis(b), or up 410 basis points on an organic constant currency basis(c).

Cash Flow

In the third quarter of 2018, cash flow from operations was $671 million, up $90 million compared to $581 million in the prior year period. Free cash flow, which the Company defines as cash flow from operations less capital expenditures, distributions to minority interests and other, was $444 million in the current quarter, up $74 million compared to $370 million in the prior year period, primarily driven by improved operating results and the favorable conclusion of a prior period tax-related matter.

In the first nine months of 2018, cash flow from operations was $1,809 million, up $227 million compared to $1,582 million in the prior year nine-month period. Free cash flow was $1,190 million in the current nine-month period, up $111 million compared to $1,079 million in the prior year period.

Capital Structure

First Data's total borrowings at September 30, 2018 decreased by $1,443 million to $17,755 million, from $19,198 million at December 31, 2017. The decrease was driven by debt paydowns during the period. Net debt at September 30, 2018 decreased by $1,438 million to $17,183 million, from $18,621 million at December 31, 2017.

On October 26, 2018, First Data closed a new $6 billion credit facility bearing a rate of Libor plus 150 basis points, maturing in October 2023. The proceeds were used to refinance the Company's existing revolver and existing Term Loan A at closing, and will be used to refinance other indebtedness at a later date. The Company anticipates estimated interest cost savings resulting from these actions of approximately $90 million in 2019.

Divestitures

On September 28, 2018, First Data closed the previously announced divestiture of its card processing businesses in Greece and Central/Eastern Europe (reported within GFS EMEA) for €387 million. On August 16, 2018, the Company closed the divestiture of its check remittance processing business (reported within GFS North America) for approximately $100 million.

2018 Full Year Revenue Guidance Revision

The updated growth rate guidance provided below holds foreign exchange rates constant versus the year-ago comparable period ("constant currency"), and applies the New Reporting Standards to the referenced year ago period.

•
Revenue: Organic constant currency segment revenue growth guidance remains unchanged at 5% to 6%. Reported constant currency segment revenue growth was revised to 6.3% to 7.3%, strictly to reflect the impact of divestitures completed in the third quarter of 2018 - this compares to previously disclosed reported constant currency segment revenue growth guidance of 7% to 8%.

•
EBITDA: Organic constant currency segment EBITDA growth guidance remains unchanged at 6.5% to 8.5%. Reported constant currency segment EBITDA growth guidance was revised to 7.6% to 9.6%, strictly to reflect the impact of divestitures completed in the third quarter of 2018 - this compares to previously disclosed reported constant currency segment EBITDA growth guidance of 8% to 10%.

•
Adjusted diluted EPS: $1.38 to $1.40. This compares to previously disclosed guidance of $1.42 to $1.47. The revision to the EPS guidance primarily reflects the negative impacts associated with certain significant and recent foreign currency movements, and a modest dilutive impact from recently closed divestitures. This current guidance includes an estimated year-over-year adverse impact from foreign currency movements on reported segment EBITDA of approximately $60 million in the second half of 2018 (which was approximately flat in the first half of 2018).

•	Free cash flow: $1.4+ billion guidance remains unchanged.

See "2018 Non-GAAP Guidance Reconciliation" in the financial tables of this press release for reconciliations of non-GAAP guidance measures to the most directly comparable GAAP measures.

Investor Conference Call

The Company will host a conference call and webcast on Monday, October 29, 2018, at 8 a.m. ET to review the third quarter 2018 financial results.

To listen to the call, dial +1 (844) 826-3033 (U.S.) or +1 (412) 317-5172 (outside the U.S.) at least 10 minutes prior to the start of the call. The call will also be webcast on the “Investor Relations” section of the First Data website at investor.firstdata.com along with a slide presentation to accompany the call.

A replay of the call will be available through November 29, 2018, at +1 (877) 344-7529 (U.S.) or +1 (412) 317-0088 (outside the U.S.); passcode 10124584 and via webcast at investor.firstdata.com.

Please note: Other than the replay, First Data has not authorized, and disclaims responsibility for any recording, replay or distribution of any transcription of this call.

Non-GAAP Measures

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the Company uses non-GAAP measures of certain financial performance. These non-GAAP measures include total segment revenue, total segment expense, total segment EBITDA, adjusted net income, adjusted EPS, free cash flow and net debt, and growth rates for these metrics compared to prior periods. The Company has included non-GAAP measures because management believes that they help to facilitate comparisons of the Company's operating results between periods. The Company believes the non-GAAP measures provide useful information to both management and users of our financial statements by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures. Additional information about non-GAAP financial measures, including a reconciliation to the most directly comparable GAAP measure of all non-GAAP measures can be found in the tables included in this press release.

About First Data

First Data (NYSE: FDC) is a global leader in commerce-enabling technology and solutions, serving approximately six million business locations and 4,000 financial institutions in more than 100 countries around the world. The Company’s 22,000 owner-associates are dedicated to helping companies, from start-ups to the world’s largest corporations, conduct commerce every day by securing and processing more than 3,000 transactions per second and $2.4 trillion per year.

Contact

Peter Poillon Investor Relations First Data 212-266-3565 Peter.Poillon@firstdata.com	Andrea Duffy Public Relations First Data 212-515-0174 Andrea.Duffy@firstdata.com

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First Data Corporation
Consolidated Statements of Operations
(Unaudited)
(in millions, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Revenues:
Revenues excluding reimbursable items	$2,158	$2,081	$6,486	$5,998
Reimbursable items	211	995	613	2,904
Total revenues	2,369	3,076	7,099	8,902
Expenses:
Cost of revenues (exclusive of items shown below)	741	794	2,271	2,356
Selling, general, and administrative	665	565	1,995	1,611
Depreciation and amortization	248	248	753	713
Other operating expenses	29	57	106	108
Total expenses (excluding reimbursable items)	1,683	1,664	5,125	4,788
Reimbursable items	211	995	613	2,904
Total expenses	1,894	2,659	5,738	7,692
Operating profit	475	417	1,361	1,210
Interest expense, net	(231)	(233)	(698)	(702)
Loss on debt extinguishment	(2)	(1)	(3)	(72)
Other income (expense)	202	(4)	201	(7)
Income before income taxes and equity earnings in affiliates	444	179	861	429
Income tax (benefit) expense	54	(106)	44	(66)
Equity earnings in affiliates	58	55	167	167
Net income	448	340	984	662
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	47	44	141	145
Net income attributable to First Data Corporation	$401	$296	$843	$517

Net income attributable to First Data Corporation per share:
Basic	$0.43	$0.32	$0.91	$0.57
Diluted	$0.42	$0.31	$0.88	$0.55

Weighted-average common shares outstanding:
Basic	932	918	928	915
Diluted	965	944	956	938

The 2018 results include the impact of adopting ASC 606 (the New Revenue Standard), while the 2017 results are stated under ASC 605 (the Legacy Revenue Standard).

First Data Corporation
Selected Consolidated Balance Sheet and Cash Flow Data
(Unaudited)
(in millions)

SELECTED CONSOLIDATED BALANCE SHEET DATA

	As of	As of
	9/30/2018	12/31/2017

Cash and cash equivalents	$601	$498
Settlement assets	20,735	20,363
Total assets	47,603	48,269

Short-term and current portion of long-term borrowings	806	1,271
Settlement obligations	20,735	20,363
Long-term borrowings	16,949	17,927
Total liabilities	40,659	42,183

Redeemable noncontrolling interest	78	72

Total First Data Corporation stockholders' equity	4,058	3,152
Noncontrolling interests	2,808	2,862
Total equity	6,866	6,014

SELECTED CONSOLIDATED CASH FLOW DATA

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Source/(Use) of cash
Net cash provided by operating activities	$671	$581	$1,809	$1,582
Net cash provided by (used in) investing activities	348	(819)	58	(1,060)
Net cash (used in) provided by financing activities	(955)	252	(1,739)	(410)
Supplemental cash flow data
Cash interest payments(a)	$237	$215	$689	$668

(a)	For purposes of this schedule, cash interest payments excludes interest on capital leases and interest on foreign lines of credit.

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

	Three months ended September 30,				Nine months ended September 30,
	2018	2017	% Change	Organic CC % Change(c)	2018	2017	% Change	Organic CC % Change(c)
Consolidated Revenues	$2,369	$3,076	(23)%		$7,099	$8,902	(20)%
Adjustments:
Non wholly owned entities(a)	—	(14)	(103)%		(14)	(49)	(71)%
Reimbursable items	(211)	(995)	(79)%		(613)	(2,904)	(79)%
Total Segment Revenues	$2,158	$2,067	4%	5%	$6,472	$5,949	9%	6%

Segment Revenues:
Global Business Solutions	$1,384	$1,256	10%	6%	$4,151	$3,601	15%	7%
Global Financial Solutions	407	416	(2)%	6%	1,221	1,211	1%	3%
Network & Security Solutions	367	395	(7)%	(2)%	1,100	1,137	(3)%	2%
Total Segment Revenues	$2,158	$2,067	4%	5%	$6,472	$5,949	9%	6%

	Three months ended September 30,				Nine months ended September 30,
	2018	2017	% Change	Organic CC % Change(c)	2018	2017	% Change	Organic CC % Change(c)
Net income attributable to First Data Corporation	$401	$296	35%		$843	$517	63%
Adjustments:
Non wholly owned entities(a)	(7)	(9)	(22)%		(29)	(21)	38%
Depreciation and amortization	248	248	—%		753	713	6%
Interest expense, net	231	233	(1)%		698	702	(1)%
Loss on debt extinguishment	2	1	100%		3	72	(96)%
Other items(b)	(173)	61	NM		(95)	120	NM
Income tax (benefit) expense	54	(106)	NM		44	(66)	NM
Stock-based compensation	59	62	(5)%		192	183	5%
Total Segment EBITDA	$815	$786	4%	7%	$2,409	$2,220	9%	8%

Segment EBITDA:
Global Business Solutions	$503	$465	8%	10%	$1,481	$1,330	11%	10%
Global Financial Solutions	161	179	(10)%	(2)%	503	498	1%	4%
Network & Security Solutions	195	184	6%	6%	563	520	8%	8%
Corporate	(44)	(42)	(5)%	(5)%	(138)	(128)	(8)%	(8)%
Total Segment EBITDA	$815	$786	4%	7%	$2,409	$2,220	9%	8%

NM represents not meaningful

(a)
Net adjustment to reflect our proportionate share of the results of our investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. Segment revenue for our significant affiliates is reflected based on our proportionate share of the results of our investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. For other affiliates, we include equity earnings in affiliates, excluding amortization expense, in segment revenue.

(b)
Includes restructuring, non-normal course litigation and regulatory settlements, debt issuance expenses, deal and deal integration costs, Other expense as presented in the unaudited consolidated statements of operations, which includes divestitures, derivative gains (losses), non-operating foreign currency gains (losses), and other as applicable to the periods presented.

(c) Organic constant currency growth (“Organic CC growth”) is defined as reported growth adjusted for the following: (1) excludes the impacts of year-over-year currency rate changes in the current period; (2) excludes the results of significant divestitures in the prior year period; (3) includes the results of significant acquisitions in the prior year period; and (4) is adjusted to retrospectively apply New Reporting Standards to the prior year period.

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

SEGMENT REVENUE RECONCILIATION
	Three months ended September 30,			Nine months ended September 30,
	2018	2017	% B/(W)(b)	2018	2017	% B/(W)(b)
Reported FDC segment revenue	$2,158	$2,067	4%	$6,472	$5,949	9%
New revenue standard adjustments (ASC 606)	—	26		—	72
FDC segment revenue (comparable accounting)	2,158	2,093	3%	6,472	6,021	8%
Currency impact	45	—		19	—
FDC CC adjusted segment revenue	2,203	2,093	5%	6,491	6,021	8%
Acquisitions/Divestitures(c)	—	10		—	129
Organic CC FDC segment revenue growth(a)	$2,203	$2,103	5%	$6,491	$6,150	6%

Reported GBS segment revenue	$1,384	$1,256	10%	$4,151	$3,601	15%
New revenue standard adjustments (ASC 606)	—	45		—	119
GBS segment revenue (comparable accounting)	1,384	1,301	7%	4,151	3,720	12%
Currency impact	36	—		25	—
Acquisitions/Divestitures(c)	—	35		—	180
Organic CC GBS segment revenue growth(a)	$1,420	$1,336	6%	$4,176	$3,900	7%

Reported GBS NA segment revenue	$1,079	$973	11%	$3,227	$2,818	15%
New revenue standard adjustments (ASC 606)	—	35		—	95
GBS NA segment revenue (comparable accounting)	1,079	1,008	7%	3,227	2,913	11%
Currency impact	2	—		—	—
Acquisitions/Divestitures(c)	—	35		—	180
Organic CC GBS NA segment revenue growth(a)	$1,081	$1,043	4%	$3,227	$3,093	4%

Reported GBS EMEA segment revenue	$180	$167	8%	$528	$463	14%
New revenue standard adjustments (ASC 606)	—	2		—	5
GBS EMEA segment revenue (comparable accounting)	180	169	7%	528	468	13%
Currency impact	1	—		(33)	—
Acquisitions/Divestitures(c)	—	—		—	—
Organic CC GBS EMEA segment revenue growth(a)	$181	$169	8%	$495	$468	6%

Reported GBS APAC segment revenue	$49	$44	12%	$147	$125	18%
New revenue standard adjustments (ASC 606)	—	1		—	1
GBS APAC segment revenue (comparable accounting)	49	45	10%	147	126	17%
Currency impact	1	—		(2)	—
Acquisitions/Divestitures(c)	—	—		—	—
Organic CC GBS APAC segment revenue growth(a)	$50	$45	13%	$145	$126	16%

Reported GBS LATAM segment revenue	$76	$72	7%	$249	$195	28%
New revenue standard adjustments (ASC 606)	—	7		—	18
GBS LATAM segment revenue (comparable accounting)	76	79	(2)%	249	213	17%
Currency impact	32	—		60	—
Acquisitions/Divestitures(c)	—	—		—	—
Organic CC GBS LATAM segment revenue growth(a)	$108	$79	37%	$309	$213	45%

Reported GFS segment revenue	$407	$416	(2)%	$1,221	$1,211	1%
New revenue standard adjustments (ASC 606)	—	(6)		—	(6)
GFS segment revenue (comparable accounting)	407	410	(1)%	1,221	1,205	1%
Currency impact	9	—		(6)	—
Acquisitions/Divestitures(c)	—	(18)		—	(30)
Organic CC GFS segment revenue growth(a)	$416	$392	6%	$1,215	$1,175	3%

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

	Three months ended September 30,			Nine months ended September 30,
	2018	2017	% B/(W)(b)	2018	2017	% B/(W)(b)
Reported GFS NA segment revenue	$233	$238	(2)%	$694	$707	(2)%
New revenue standard adjustments (ASC 606)	—	(2)		—	(2)
GFS NA segment revenue (comparable accounting)	233	236	(1)%	694	705	(1)%
Currency impact	—	—		—	—
Acquisitions/Divestitures(c)	—	(11)		—	(11)
Organic CC GFS NA segment revenue growth(a)	$233	$225	4%	$694	$694	—%

Reported GFS EMEA segment revenue	$114	$121	(6)%	$343	$332	3%
New revenue standard adjustments (ASC 606)	—	(1)		—	(1)
GFS EMEA segment revenue (comparable accounting)	114	120	(5)%	343	331	4%
Currency impact	1	—		(19)	—
Acquisitions/Divestitures(c)	—	(7)		—	(19)
Organic CC GFS EMEA segment revenue growth(a)	$115	$113	1%	$324	$312	4%

Reported GFS APAC segment revenue	$27	$24	9%	$84	$72	16%
New revenue standard adjustments (ASC 606)	—	(3)		—	(9)
GFS APAC segment revenue (comparable accounting)	27	21	23%	84	63	32%
Currency impact	2	—		—	—
Acquisitions/Divestitures(c)	—	—		—	—
Organic CC GFS APAC segment revenue growth(a)	$29	$21	30%	$84	$63	31%

Reported GFS LATAM segment revenue	$33	$33	2%	$100	$100	1%
New revenue standard adjustments (ASC 606)	—	—		—	6
GFS LATAM segment revenue (comparable accounting)	33	33	2%	100	106	(5)%
Currency impact	6	—		13	—
Acquisitions/Divestitures(c)	—	—		—	—
Organic CC GFS LATAM segment revenue growth(a)	$39	$33	23%	$113	$106	7%

Reported NSS segment revenue	$367	$395	(7)%	$1,100	$1,137	(3)%
New revenue standard adjustments (ASC 606)	—	(13)		—	(41)
NSS segment revenue (comparable accounting)	367	382	(4)%	1,100	1,096	—%
Currency impact	—	—		—	—
Acquisitions/Divestitures(c)	—	(7)		—	(21)
Organic CC NSS segment revenue growth(a)	$367	$375	(2)%	$1,100	$1,075	2%

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

SEGMENT EBITDA RECONCILIATION
	Three months ended September 30,			Nine months ended September 30,
	2018	2017	% B/(W)(b)	2018	2017	% B/(W)(b)
Reported FDC segment EBITDA	$815	$786	4%	$2,409	$2,220	9%
New revenue standard adjustments (ASC 606)	—	(6)		—	(13)
FDC segment EBITDA (comparable accounting)	815	780	5%	2,409	2,207	9%
Currency impact	23	—		25	—
FDC CC adjusted segment EBITDA	838	780	8%	2,434	2,207	10%
Acquisitions/Divestitures(c)	—	8		—	43
Organic CC FDC segment EBITDA growth(a)	$838	$788	7%	$2,434	$2,250	8%

Reported GBS segment EBITDA	$503	$465	8%	$1,481	$1,330	11%
New revenue standard adjustments (ASC 606)	—	(2)		—	(13)
GBS segment EBITDA (comparable accounting)	503	463	8%	1,481	1,317	12%
Currency impact	18	—		22	—
Acquisitions/Divestitures(c)	—	12		—	51
Organic CC GBS segment EBITDA growth(a)	$521	$475	10%	$1,503	$1,368	10%

Reported GFS segment EBITDA	$161	$179	(10)%	$503	$498	1%
New revenue standard adjustments (ASC 606)	—	(4)		—	—
GFS segment EBITDA (comparable accounting)	161	175	(8)%	503	498	1%
Currency impact	5	—		3	—
Acquisitions/Divestitures(c)	—	(4)		—	(8)
Organic CC GFS segment EBITDA growth(a)	$166	$171	(2)%	$506	$490	4%

Reported NSS segment EBITDA	$195	$184	6%	$563	$520	8%
New revenue standard adjustments (ASC 606)	—	—		—	—
NSS segment EBITDA (comparable accounting)	195	184	6%	563	520	8%
Currency impact	—	—		—	—
Acquisitions/Divestitures(c)	—	—		—	—
Organic CC NSS segment EBITDA growth(a)	$195	$184	6%	$563	$520	8%

(a)
Organic constant currency growth (“Organic CC growth”) is defined as reported growth adjusted for the following: (1) excludes the impacts of year-over-year currency rate changes in the current period; (2) excludes the results of significant divestitures in the prior year period; (3) includes the results of significant acquisitions in the prior year period; and (4) is adjusted to retrospectively apply New Reporting Standards to the prior year period.

(b)	“B” means results in 2018 are better than results in 2017 “(W)” means results are worse.

(c)
“Acquisitions/Divestitures" includes the following 2017 activity: the acquisitions of CardConnect and BluePay in GBS North America; the formation of the digital banking JV in NSS (treated as a 50% digital banking revenue divestiture), and the divestiture of the GFS Baltics business.

First Data Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(in millions)

ADJUSTED NET INCOME RECONCILIATION

	Three months ended September 30,			Nine months ended September 30,
	2018	2017	% Change	2018	2017	% Change
Net income attributable to First Data Corporation	$401	$296	36%	$843	$517	63%
Adjustments:
Stock-based compensation	59	62	(5)%	192	183	5%
Loss on debt extinguishment	2	1	NM	3	72	NM
Amortization of acquisition intangibles and deferred financing costs(a)	102	106	(4)%	312	295	6%
Other(b)	(173)	61	NM	(95)	115	(182)%
Non wholly-owned entities	—	(3)	NM	(9)	3	NM
Discrete tax adjustment(c)	—	3	NM	—	(1)	NM
Income tax on above items and discrete tax items(d)(e)	(51)	(150)	66%	(256)	(176)	(45)%
Adjusted net income attributable to First Data Corporation	$340	$376	(9)%	$990	$1,008	(2)%

Adjusted net income per share:
Basic	$0.36	$0.41	(12)%	$1.07	$1.10	(3)%
Diluted	$0.35	$0.40	(13)%	$1.04	$1.07	(4)%

Weighted-average common shares used to compute adjusted net income per share:
Basic	932	918	2%	928	915	1%
Diluted	965	944	2%	956	938	2%
NM represents not meaningful

(a)
Represents amortization of intangibles established in connection with the 2007 merger and acquisitions we have made since 2007, excluding the percentage of our consolidated amortization of acquisition intangibles related to non-wholly owned consolidated alliances equal to the portion of such alliances owned by our alliance partners. This line also includes amortization related to deferred financing costs of $4 million and $5 million for the three months ended September 30, 2018 and 2017, respectively, and $13 million and $13 million for the nine months ended September 30, 2018 and 2017, respectively.

(b)	See "Other operating expense, net" and "Other income (expense)" in our unaudited consolidated statements of income in Part I of this form 10-Q.

(c)
Prior to January 1, 2018, we excluded the impact of all discrete tax items from Adjusted Net Income and Diluted Adjusted Net Income per Share. We will no longer exclude certain discrete items which were deemed to be recurring in nature. We retrospectively adjusted the prior period results presented in these unaudited consolidated financial statements.

(d)
We exclude from Adjusted net income certain discrete tax item, such as tax law changes, tax impact of mergers and acquisitions, valuation allowance releases, and tax reserves related to issues that arose before KKR acquired us within a quarter.

(e)
The tax effect of the adjustments between our GAAP and adjusted results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact at the U.S. effective tax rate for certain adjustments, including the majority of amortization of intangible assets, deferred financing costs, stock compensation, and loss on debt extinguishment; whereas the tax impact of other adjustments, including restructuring expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable effective tax rate(s) in those jurisdictions.

First Data Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(in millions)

FREE CASH FLOW RECONCILIATION

	Nine months ended September 30,
	2018	2017	Change

Net cash provided by operating activities	$1,809	$1,582	$227
Capital expenditures	(452)	(390)	(62)
Distribution and dividends paid to noncontrolling interests and redeemable noncontrolling interest and other	(167)	(113)	(54)
Free cash flow	$1,190	$1,079	$111

	NET DEBT RECONCILIATION

	As of	As of
	9/30/2018	12/31/2017
Total long-term borrowings	$16,949	$17,927
Total short-term and current portion of long-term borrowings	806	1,271
Total borrowings	17,755	19,198
Unamortized discount and unamortized deferred financing costs	105	126
Total borrowings at par	17,860	19,324
Less: Settlement lines of credit and other arrangements	76	205
Gross debt excluding settlement lines of credit and other arrangements	17,784	19,119
Less: Cash and cash equivalents	601	498
Net debt	$17,183	$18,621

First Data Corporation
Operating Data
(Unaudited)
(in millions)

	Three months ended September 30,			Nine months ended September 30,
	2018	2017	% Change	2018	2017	% Change
GBS:
North America merchant transactions(a)	13,606	12,517	9%	39,209	36,494	7%
International merchant transactions(b)	2,830	2,453	15%	8,075	7,173	13%

GFS:
North America card accounts on file(c)				944	894	6%
International card accounts on file(d)				201	166	21%

NSS:
Network transactions (EFT Network and Stored Value)(e)	6,205	5,539	12%	18,450	16,005	15%

(a)
North American merchant transactions include acquired Visa and MasterCard credit and signature debit, American Express and Discover, PIN-debit, electronic benefits transactions, processed-only and gateway customer transactions at the POS. North American merchant transactions reflect 100% of alliance transactions.

(b)
International transactions include Visa, MasterCard, and other payment network merchant acquiring transactions for clients outside the U.S. and Canada. Transactions include credit, signature debit, PIN-debit POS, POS gateway, and ATM transactions. International merchant transactions reflect 100% of alliance transactions.

(c)
North America card accounts on file reflect the total number of bankcard credit and retail credit accounts as of the end of the periods presented. Additionally, North America card accounts on file exclude the impact of new education loan processing accounts.

(d)	International card accounts on file reflect the total number of bankcard and retail accounts outside the United States and Canada as of the end of the periods presented.

(e)	Network transactions include the debit issuer processing transactions, STAR Network issuer transactions, Payroll and Gift Solutions and POS transactions.

First Data Corporation
2018 Non-GAAP Guidance Reconciliation
(Unaudited)
(in millions)

Consolidated Revenue to Total Segment Revenue
FY 2018 vs. FY 2017
Consolidated revenue (at reported rates) 2018 at ASC 606 vs. 2017 at ASC 605	~(20%)
Adjustments:
+Non wholly owned entities
+Reimbursable postage and other
+ASC 606 Adjustments
+Currency Impact
Memo: Total segment revenue (at constant currency)	~6.3-7.3%

Net Income to Total Segment EBITDA
FY 2018 vs. FY 2017
Net income attributable to FDC(1) 2018 at ASC 606 vs. 2017 at ASC 605	~(30%) - (40%)
Adjustments
+Depreciation and amortization
+Interest Expense, net
+Income tax (benefit) expense
+Stock Based Compensation
+ASC 606 Adjustments
+Other(2)
+Currency Impact
Memo: total segment EBITDA (at constant currency)	~7.6-9.6%

Net Income to Adj. Net Income
FY 2018
Net income attributable to FDC(1)	$0.98-$1.00
Adjustments (note: adjustments represent positive balances)
+Stock-based compensation
+Amortization of acquisition intangibles and deferred financing cost
+ASC 606 Adjustments
+Other(3)
Adjusted Net Income	$1.38-$1.40

Cash Flow From Operations to Free Cash Flow
FY 2018
Cash / provided by operating activities	$2.1B+
+Adjustments(4)
Free cash flow source	$1.4B+

(1)
Reflects a significant increase in tax expense in 2018 primarily driven by the Q4 2017 release of a valuation allowance against deferred tax assets associated with the U.S. federal NOL. The reversal of the valuation allowance resulted in a significant non-cash tax benefit in Q4 2017 and the recording of a normalized book tax rate in 2018.

(2)	Includes non wholly owned entities adjustment, loss on debt extinguishment, as well as other items.

(3)	Includes loss on debt extinguishment, gain/loss on divestitures, restructuring, impairment, litigation and other, as well as the impact of tax expense/(benefit) of the adjusted items.

(4)	Includes capital expenditures and distributions to minority interest and other.

First Data Corporation
Forward Looking Statements

Notice to Investors, Prospective Investors and the Investment Community; Cautionary Information Regarding Forward-Looking Statements

Certain matters we discuss in our public statements may constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans, projections or intentions. Examples of forward-looking statements include, but are not limited to, all statements we make relating to revenue, earnings before net interest expense, income taxes, depreciation, and amortization (EBITDA), earnings, margins, growth rates, and other financial results for future periods. By their nature, forward-looking statements speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Actual results could differ materially and adversely from our forward-looking statements due to a variety of factors, including the following: (1) adverse impacts from global economic, political, and other conditions affecting trends in consumer, business, and government spending; (2) our ability to anticipate and respond to changing industry trends, including technological changes and increasing competition; (3) our ability to successfully renew existing client contracts on favorable terms and obtain new clients; (4) our ability to prevent a material breach of security of any of our systems; (5) our ability to implement and improve processing systems to provide new products, improve functionality, and increase efficiencies; (6) the successful management of our merchant alliance program which involves several alliances not under our sole control and each of which acts independently of the others; (7) our successful management of credit and fraud risks in our business units and merchant alliances, particularly in the context of eCommerce and mobile markets; (8) consolidation among financial institution clients or other client groups that impacts our client relationships; (9) our ability to use our net operating losses without restriction to offset income for US tax purposes; (10) our ability to improve our profitability and maintain flexibility in our capital resources through the implementation of cost savings initiatives; (11) the acquisition or disposition of material business or assets; (12) our ability to successfully value and integrate acquired businesses; (13) our high degree of leverage; (14) adverse impacts from currency exchange rates or currency controls imposed by any government or otherwise; (15) changes in the interest rate environment that increase interest on our borrowings or the interest rate at which we can refinance our borrowings; (16) the impact of new or changes in current laws, regulations, credit card association rules, or other industry standards; and (17) new lawsuits, investigations, or proceedings, or changes to our potential exposure in connection with pending lawsuits, investigations or proceedings, and various other factors set forth in our Annual Report on Form 10-K for the period ended December 31, 2017, including but not limited to, Item 1 - Business, Item 1A - Risk Factors, and Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations. Except as required by law, we do not intend to revise or update any forward-looking statement as a result of new information, future developments or otherwise.